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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of the reference to our firm under the caption "Experts" in the Registration Statement on Form F-4 of Phoenix International Life Sciences Inc. ("Phoenix") filed on April 7, 1999 and to the use of our report dated December 10, 1998, with respect to the consolidated financial statements of IBRD-Rostrum Global Inc. in the Registration Statement on Form F-4 filed on April 7, 1999.

Ernst & Young LLP
Irvine, California
May 4, 1999